                    [Weil, Gotshal & Manges LLP Letterhead]



                                 June 12, 1998


United Stationers Inc.
United Stationers Supply Co.
Lagasse Bros., Inc.
Azerty Incorporated
Positive ID Wholesale Inc.
AP Support Services Incorporated
2200 East Golf Road
Des Plaines, Illinois 60016-1267

Ladies and Gentlemen:

     We have acted as counsel to United Stationers Supply Co., an Illinois corporation (the "Company"), and United Stationers Inc., a Delaware corporation, Lagasse Bros., Inc., a Louisiana corporation, Azerty Incorporated, a Delaware corporation, Positive ID Wholesale Inc., a Delaware corporation, and AP Support Services Incorporated, a Delaware corporation (collectively, the "Guarantors"), in connection with the preparation and filing by the Company and the Guarantors
of a Registration Statement on Form S-4 (Registration No. 333-     ) (the
"Registration Statement"), filed with the Securities and Exchange Commission on June 12, 1998 under the Securities Act of 1933, as amended (the "Act"), relating to $100,000,000 in aggregate principal amount of 8 3/8% Senior Subordinated Notes due 2008 (the "New Notes") of the Company that may be issued in exchange for a like principal amount of the issued and outstanding 8 3/8% Senior Subordinated Notes due 2008 (the "Old Notes") of the Company. The Company proposes to offer, upon the terms set forth in the Registration Statement, to exchange $1,000 principal amount of New Notes for each $1,000 principal amount of Old Notes (the "Exchange Offer"). The Guarantors will fully and unconditionally guarantee (the "Guarantees") the New Notes on an unsecured, senior subordinated basis. The New Notes and Guarantees will be offered under an Indenture dated as of April 15, 1998, by and among the Company, the Guarantors, and The Bank of New York, as trustee (the "Indenture"). Capitalized

WEIL, GOTSHAL & MANGES LLP

United Stationers Inc.
United Stationers Supply Co.
Lagasse Bros., Inc.
Azerty Incorporated
Positive ID Wholesale Inc.
AP Support Services Incorporated
2200 East Golf Road
Des Plaines, Illinois 60016-1267
June 12, 1998
Page 2

terms defined in the Registration Statement and not otherwise defined herein are used herein as so defined.

     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Indenture, the form of the New Note filed as an exhibit to the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and the Guarantors.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

     1. Assuming that the Indenture has been duly authorized, executed and delivered by the parties thereto and that the issuance of the New Notes upon consummation of the Exchange Offer has been duly authorized by the Company, when
(i) the New Notes upon consummation of the Exchange Offer have been duly executed by the Company and authenticated by the trustee therefor in accordance with the terms of the Indenture and (ii) the New Notes issuable upon consummation of the Exchange Offer have been duly delivered against receipt of Old Notes surrendered in exchange therefor, the New Notes issuable upon consummation of the Exchange Offer will constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting

WEIL, GOTSHAL & MANGES LLP

United Stationers Inc.
United Stationers Supply Co.
Lagasse Bros., Inc.
Azerty Incorporated
Positive ID Wholesale Inc.
AP Support Services Incorporated
2200 East Golf Road
Des Plaines, Illinois 60016-1267
June 12, 1998
Page 3


creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and subject to the qualification that we express no opinion as to the effect on the New Notes of the laws of any jurisdiction other than the State of New York, including laws which limit the rates of interest legally chargeable or collectible.

     2. Assuming that the Indenture has been duly authorized, executed and delivered by the parties thereto and that the Guarantees of the New Notes upon consummation of the Exchange Offer have been duly authorized, executed and delivered by the Guarantors, when (i) the New Notes upon consummation of the Exchange Offer have been duly executed by the Company and authenticated by the trustee therefor in accordance with the terms of the Indenture and (ii) the New Notes issuable upon consummation of the Exchange Offer have been duly delivered against receipt of Old Notes surrendered in exchange therefor, the Guarantees of the New Notes issuable upon consummation of the Exchange Offer will constitute the legal, valid and binding obligations of the Guarantors, enforceable against them in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and subject to the qualification that we express no opinion as to the effect on the Guarantees of the New Notes of the laws of any jurisdiction other than the State of New York, including laws which limit the rates of interest legally chargeable or collectible.

     The opinions expressed herein are limited to the laws of the State of New York and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

WEIL, GOTSHAL & MANGES LLP

United Stationers Inc.
United Stationers Supply Co.
Lagasse Bros., Inc.
Azerty Incorporated
Positive ID Wholesale Inc.
AP Support Services Incorporated
2200 East Golf Road
Des Plaines, Illinois 60016-1267
June 12, 1998
Page 4


     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                       Very truly yours,



                                       /s/ Weil, Gotshal & Manges LLP